Exhibit 10.10

CONTRACT

CONTRACT NO.
DATE：

Seller	:	[Banjia(Shenzhen) Technology Ltd/ Seonwo Technology (Hong Kong) Group Limited]

Buyer	:	Pinnacle Food Inc

SHIP TO		Pinnacle Food Inc

This contract is made by between the buyer and the seller whereby the buyer agrees to buy and the seller agrees to sell the under mentioned commodities according to the terms and conditions stipulated bellow:

Description	Quantity	Unit Price	Amount	Note

TOTAL：

1.	Total value of the contract	:
2.	Payment terms	:
3.	Place of Delivery	:
4.	Shipment	:	BY SEA
5.	Shipment date	:
6.	Packing	:

The Seller:	[Banjia(Shenzhen) Technology Ltd/ Seonwo Technology (Hong Kong) Group Limited]	The Buyer :	Pinnacle Food Inc